UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  November 3, 2004

Keane, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

001-7516	04-2437166
(Commission File Number)	(IRS Employer Identification No.)

100 City Square, Boston, Massachusetts	02129
(Address of Principal Executive Offices)	(Zip Code)

(617) 241-9200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                                 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)           On November 3, 2004, James T. McBride  resigned as a member of the Board of Directors of  Keane, Inc., a Massachusetts corporation (the “Company”). His  resignation was not caused by any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Mr. McBride initially joined the Company’s Board of Directors to serve as an independent director and, specifically, to serve as a member of the Audit Committee of the Board of Directors and qualify as an “audit committee financial expert” pursuant to regulations promulgated by the Securities and Exchange Commission.  However, due to rules relating to independence promulgated by the New York Stock Exchange (the “NYSE”), Mr. McBride would have ceased to be an independent director on November 4, 2004.  Mr. McBride therefore tendered his resignation on November 3, 2004 in order to provide the Company with the opportunity to select another director who met the NYSE’s requirements for independence without the need to increase the size of the Company’s Board of Directors.  The Company’s Board of Directors  has not yet elected a replacement for Mr. McBride.

Item 7.01                Regulation FD Disclosure

On November 3, 2004, Mr. McBride  resigned as a member of the Company’s Board of Directors.  See the disclosure under Item 5.02 above for additional information relating to his resignation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 4, 2004	REGISTRANT

KEANE, INC.

		By:	/s/ John J. Leahy

John J. Leahy
Senior Vice President of Finance and Administration and Chief Financial Officer